UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed on a Form 8-K and a Schedule TO/A filed with the United States Securities and Exchange Commission (“SEC”), two putative class action lawsuits previously were filed against CallWave, Inc. (“CallWave”), and members of CallWave’s Board of Directors in the Superior Court in and for Santa Barbara County, California. The complaint in the first action, Flynn v. Cavins, et. al, filed on May 14, 2009, as S.B. Superior Court Case No. 1337321, alleges, among other things, that the members of CallWave’s Board of Directors violated their fiduciary duties in connection with the proposal to deregister and delist CallWave’s common stock and take CallWave private. The complaint in the second action, Sobel v. CallWave, et. al, filed on May 18, 2009, as S.B. Superior Court Case No. 1337358, also alleges, among other things, that the members of CallWave’s Board of Directors violated their fiduciary duties arising out of their attempt to deregister and delist CallWave’s common stock and take CallWave private. Those two actions, together, are referred to as the “Stockholder Litigation.”

On May 28, 2009, CallWave reached an agreement in principle with the plaintiffs regarding the settlement of the Stockholder Litigation. In connection with the settlement contemplated by that agreement in principle, the lawsuits and all claims asserted therein will be dismissed. As part of the settlement, the defendants deny all allegations of wrongdoing. The terms of the settlement contemplated by that agreement in principle require that CallWave make certain additional disclosures related to the proposed going private transaction, which are reflected in a Schedule TO-I/A being filed with the SEC concurrently with the filing of this Form 8-K. The parties also agreed that plaintiffs may seek attorneys’ fees and costs up to and including the amount of $165,000, if such fees and costs are approved by the Court. There will be no other payment in connection with the proposed settlement. The agreement in principle further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including Court approval following notice to CallWave’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the Court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the agreement in principle. If finally approved by the Court, the settlement will resolve all of the claims that were or could have been brought by or on behalf of the proposed settlement class in the actions being settled, including all claims relating to CallWave’s proposed going private transaction, the price offered in the proposed going private transaction, and any disclosure made in connection with that proposed going private transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: May 29, 2009	By:	/s/ Jeffrey M. Cavins
Jeffrey M. Cavins
Chief Executive Officer

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